Exhibit 16.1

February 14, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N. E.

Washington, D.C. 20549-7561

Re: Victory Oilfield Tech, Inc.

Commission File No. 002-76219-NY

Commissioners:

We have read Item 4.01 of Victory Clean Energy, Inc.’s (Former Name: Victory Oilfield Tech, Inc.) Form 8-K dated February 14, 2024, and agree with the statements made in Item 4.01(a) as they relate to our firm.

/s/ WEAVER AND TIDWELL, L.L.P.

cc: Mr. Jim McGinley

Chief Executive Officer

Victory Clean Energy, Inc.